SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                               8-K



                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the


                 Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                         August 22, 1996



Commission   Registrants; State of Incorporation;    IRS Employer
File Number    Address; and Telephone Company      Identification
No.

  1-11327           Illinova Corporation               37-1319890
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600

   1-3004           Illinois Power Company             37-0344645
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600



        Total number of sequentially numbered pages is 3.









Item 5.   Other Events
- --------------------------

On August 14, 1996, the Boards of Directors of Illinova Corporation (Illinova) and Illinois Power Company (IP) authorized IP to adopt a decommissioning plan for the Clinton Nuclear Power Station, pursuant to a site-specific study of decommissioning alternatives and costs. The study and the plan approved by the Boards assume that the Clinton Power Station will continue to operate until September of 2026, when its current license expires.

Of the three currently used decommissioning approaches, the DECON approach was chosen. The DECON approach allows for unrestricted use of the site shortly after cessation of operations, in contrast to the other approaches which contemplate either mothballing, or entombment, and delayed dismantlement. The DECON approach is estimated to cost approximately $545 million in 1996 dollars, compared to the $434 million current level of minimal, generic funding specified by the Nuclear Regulatory Commission. As a majority co-owner of the Clinton Power Station, IP is responsible for 86.79% of such costs. It currently recovers such costs from electric service customers pursuant to a tariff rider. IP will seek from the Illinois Commerce Commission approval of an increase in that rider, to reflect the results of the site-specific study and adoption of the DECON decommissioning approach.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOVA CORPORATION
                              (Registrant)

                              By/s/Larry F. Altenbaumer
                              ---------------------------
                              Larry F. Altenbaumer
                              Chief Financial Officer
                              Treasurer and Controller
                              on behalf of
                              Illinova Corporation


Date:     August 21, 1996




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOIS POWER COMPANY
                              (Registrant)

                              By/s/Larry F. Altenbaumer
                              -----------------------------
                              Larry F. Altenbaumer
                              Senior Vice President,
                              Chief Financial Officer and
                              Treasurer on behalf of
                              Illinois Power Company


Date:     August 21, 1996